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                                                                   EXHIBIT 10.10



                           INCENTIVE BONUS AGREEMENT


     AGREEMENT dated as of ________, 1997 ("Agreement") between Valero Refining and Marketing Company, a Delaware corporation (the "Corporation"), and Gregory
C. King (the "Executive"),

                                  WITNESSETH:

     WHEREAS, for the reasons more fully set forth in the minutes of the Compensation Committee (the "Committee") of the Board of Directors of the Corporation, the Committee has approved the execution, delivery and performance by the Corporation of incentive bonus agreements, substantially in the form of this Agreement, between the Corporation and certain officers and other key executives of the Corporation and its subsidiaries, including the Executive;

     WHEREAS, should the Corporation become involved in any situation leading to a Transaction (as hereinafter defined), the management of the Corporation has determined that Executive is a key employee who would be essential to the completion of such Transaction and that, in addition to Executive's regular duties, Executive may be called upon to assist in the assessment of any third-party or internal proposals, advise management and the Board as to whether such proposals would be in the best interests of the Corporation and its shareholders and participate in successfully completing any Transaction;

     NOW, THEREFORE, to assure that the Corporation will have the continued dedication of the Executive, and the availability of Executive's advice and counsel as to the best interests of the Corporation and its stockholders in connection with the completion of any Transaction, and to
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induce the Executive to remain in the employ of the Corporation and/or its designated subsidiaries, and for other good and valuable consideration, Corporation and Executive agree as follows:

     1.   Services During Certain Events.
          ------------------------------

     A. In the event that the Corporation publicly announces (or privately advises Executive that the Board has so determined) that the Corporation will solicit or consider proposals leading to a Transaction, Executive agrees that he or she will not voluntarily leave the employ of the Corporation or its subsidiaries, and will render the services contemplated in the recitals to this Agreement and in any employment agreement between the Corporation and Executive, until the earlier of (i) such date as the Corporation has abandoned or terminated efforts to effect a Transaction, or (ii) 30 days following written notice to the Corporation of such termination of employment.

     B. The provisions of Paragraph 1.A notwithstanding, Executive may terminate employment for any reason prior to the occurrence of such announcement (or advice) and, following such announcment (or advice), may terminate employment prior to the date specified in Paragraph 1.A through retirement, total and permanent disability, or for Good Reason. For purposes of this Agreement, "Good Reason" means (i) the occurrence of any event or circumstance which, if occurring following a Transaction, would render Executive's termination of employment "involuntary" (as defined in Paragraph 2.H), or (ii) a breach (other than an insubstantial failure which is remedied by the Corporation promptly after receipt of notice thereof from the Executive) by the Corporation of any provision of this Agreement.

     2.   Incentive Bonus Payment.
          -----------------------

     A. In the event that, within two years following the date of this Agreement, a Transaction occurs, then, except as set forth in Paragraph 2.C., the Corporation will pay to Executive or to

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Executive's estate (in addition to any base salary, bonuses, incentive compensation, severance payments, expenses, vacation, benefits, benefit plan distributions and other amounts which would otherwise be payable to Executive, to the extent not theretofore paid), as compensation for services rendered to the Corporation, a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to one (1) times Executive's highest annual rate of compensation in effect at any time during the 36-month period ending on the date of such Transaction, such payment to be made in accordance with Paragraph 2.B. As used herein, "annual rate of compensation" shall mean the aggregate regular base salary paid or payable to Executive by the Corporation with respect to any period of 12 consecutive months.

     B. The cash amount payable to Executive pursuant to Section 2.A. shall be due and payable in the following increments:

          (i) 60% on the date on which a Transaction is consummated; and

          (ii) 40% on the date which is six months following the date specified in Paragraph 2.B(i) above.

In the event that Executive's employment with the Corporation or its subsidiaries (or, if Executive accepts employment with a Divested Entity, then with such Divested Entity or its subsidiaries) is terminated prior to any of the dates specified above, and payment to Executive is not otherwise excused pursuant to Paragraph 2.C. below, then on Executive's Termination Date, the Corporation shall pay to Executive the remaining amounts which Executive would have been entitled to receive had he remained in the employ of the Corporation or a Divested Entity until such dates and which have not theretofore been paid.

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     C.   The foregoing provisions of this Paragraph 2 notwithstanding,
Executive shall not be entitled to receive, and the Corporation and, if applicable, the Divested Entity shall not be obligated to make, the payments specified in Paragraphs 2.A and 2.B if either:

          (i) Executive's employment terminates prior to the occurrence of the Transaction, unless such termination of employment results from Executive's death or total and permanent disability; or

          (ii) The payment is to be made under Paragraph 2.B(ii) and Executive's termination of employment occurs following the occurrence of the Transaction under any one of more of the following circumstances:

               (a) Executive's termination of employment is "voluntary;"

               (b) Executive is terminated by his or her employer company for or "cause";

               (c) Executive retires under the Corporation's Pension Plan (or, if Executive is then an employee of a Divested Entity or its subsidiaries, under such entity's similar tax-qualified pension plan); or

          (iii) in connection with a Divestiture, Executive is offered but declines to accept Qualifying Employment with the Divested Entity or its subsidiaries. As used herein, "Qualifying Employment" shall mean any position, with a principal place of employment in the United States, as a full-time, regular employee of the Divested Entity or one of its subsidiaries, wherein (a) Executive's base salary is at least equal to Executive's base salary immediately prior to the Divestiture, (b) Executive's benefits (to include, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel

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     accident insurance plans and programs, vacation benefits, retirement benefits, participation in stock option, restricted stock and other employee stock plans, and participation in executive incentive bonus programs) are substantially comparable with the benefits to which Executive was entitled prior to the Divestiture, and (c) if Executive is required to relocate to a new principal place of employment, Executive is reimbursed for all expenses reasonably incurred in such relocation (including taxes payable on such reimbursement and on such gross-up payment; costs of packing, moving and unpacking household goods; reasonable expenses of travel, meals and lodging in moving to the new location; reasonable costs of temporary living expenses at the new location; and assistance in selling Executive's home commensurate with the assistance customarily provided by the Corporation to transferred executives prior to the Divestiture, including acquisition of such home by the Corporation at an appraised fair market value).

     D.   Definition of Termination Date.  For the purpose of this Agreement,
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"Termination Date" shall mean Executive's last day of employment with any of the
Corporation or any of its subsidiaries, or with a Divested Entity or any of its subsidiaries, as the case may be.

     E.   Definition of Transaction.  For the purpose of this Agreement, a
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"Transaction" shall mean and include any one of more of the following events;
provided that, prior thereto, such event has been recommended or approved by a majority of the Board of Directors of the Corporation or of a duly authorized committee thereof:

          (i) consummation of a reorganization, merger or consolidation involving the Corporation (other than a transaction solely involving one or more subsidiaries of the

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     Corporation), or the sale, transfer, or other disposition of all or substantially all of the assets of the Corporation; or

          (ii) Acquisition by any individual, entity or group of beneficial ownership of sufficient shares of common stock or other securities of the Corporation such that, but for such prior approval and any concurrent redemption of the Corporation's Preference Share Purchase Rights or other actions which may be taken to cause such person or group not to become an Acquiring Person, would cause such individual, entity or group to become an "Acquiring Person" within the meaning of that certain Rights Agreement, dated as of October 26, 1995 between Valero Energy Corporation and Harris Trust and Savings Bank, as Rights Agent; or

          (iii)  Consummation of a Divestiture; or

          (iv) any other event determined by the Board of Directors of the Corporation or a duly authorized committee thereof to constitute a "Transaction" hereunder.

     F.   Definitions of Divestiture and Divested Entity.  For purposes of this
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Agreement, the term "Divestiture" shall mean and include any transaction or series of transactions (including, without limitation, any spin-off, split-off, merger or other business combination, or sale, lease, capital contribution, contractual dedication or other transfer or disposition of securities or assets) pursuant to which all or a majority of either (i) the assets ("Natural Gas Assets") constituting the natural gas and natural gas liquids business as now conducted by Valero Natural Gas Company and its subsidiary corporations and partnerships, or (ii) the assets ("Refining Assets") constituting the refining and marketing business as now conducted by Valero Refining and Marketing Company and its subsidiary corporations, are directly or indirectly owned or controlled by one or more

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corporations, partnerships, limited liability companies, joint ventures or other persons or entities which are not wholly owned subsidiaries of Valero Energy Corporation (referred to herein as a "Divested Entity"). As used herein, the term "control" (and with correlative meaning, the terms "controlled," "controlling" and "controlled by") shall mean the possession, directly or indirectly, of the power to direct, cause the direction of or influence the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

     G.   Definition of "cause".  As used herein, "cause" shall mean (i)
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Executive's conviction of a crime under federal or state law (excluding a misdemeanor offense not involving moral turpitude), or (ii) Executive's gross and deliberate disregard of Executive's duties and responsibilities, as reasonably determined by the Board of Directors of the Corporation (or, if Executive becomes an employee of a Divested Entity, the Board of Directors of such Divested Entity) after written notice of such failure and the failure or refusal by Executive to correct such failure within 10 days from the date notice is given, or (iii) the continued material impairment of Executive's ability to fulfill his responsibilities as a result of alcoholism or drug dependency after written notice of such material impairment and the failure to correct such impairment with 45 days from the date notice is given or such longer period as may be required under applicable law.

     H.   Definitions of "voluntary"/involuntary".  In the event that Executive
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ceases to be an employee of the Corporation, a Divested Entity or their respective subsidiaries after (i) Executive's base salary is reduced to an amount below the base salary pertaining immediately prior to the Transaction, or
(ii) Executive's benefits (to include, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs, vacation benefits, retirement benefits, participation in stock option, restricted stock and

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other employee stock plans, and participation in executive incentive bonus programs) are reduced so as not to be at least substantially comparable with the benefits to which Executive was entitled prior to the Transaction, or (iii) Executive is required to relocate to a new principal place of employment under circumstances in which Executive would not be reimbursed for all expenses reasonably incurred in such relocation (including taxes payable on such reimbursement and on such gross-up payment; costs of packing, moving and unpacking household goods; reasonable expenses of travel, meals and lodging in moving to the new location; reasonable costs of temporary living expenses at the new location; and assistance in selling Executive's home commensurate with the assistance customarily provided by the Corporation to transferred executives prior to the Transaction, including acquisition of such home by the Corporation at an appraised fair market value), then such termination of employment shall be deemed for all purposes of this Agreement to be "involuntary." If Executive's termination of employment is not "involuntary," as defined above, and does not arise from death, total and permanent disability, retirement or from the circumstances described in Paragraph 2.C(ii)(b), then such termination of employment is deemed to be "voluntary" for all purposes of this Agreement. In addition, if the Executive is offered, but declines to accept, Qualifying Employment with a Divested Entity or its subsidiaries, and Executive is subsequently terminated (other than as a result of death, total and permanent disability or retirement) from employment with the Corporation and its subsidiaries, then Executive's termination of employment will be deemed to be "voluntary" for all purposes of this Agreement.

     3.   Excess Amounts.
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     A.   Excise Taxes.  Anything in this Agreement to the contrary
          ------------
notwithstanding, in the event any payment or distribution by the Corporation to or for the benefit of Executive (whether paid

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or payable or distributed or distributable pursuant to the terms of this
Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (such excise tax, including any interest or penalties incurred with respect thereto, being referred to herein as the "Excise Tax"), then the amount payable to the Executive pursuant to Paragraphs 2.A and 2.B hereof shall be reduced to such amount (the "Reduced Payment") but not below zero, such that the receipt of the Executive of the Reduced Payment and all other payments and distributions pursuant to this Agreement would not give rise to any Excise Tax.

     B.   No Duplication.  Subject to the terms and conditions hereof, if
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Executive has received the payments specified in Paragraph 2 for one
Transaction, Executive shall not be entitled to receive a payment under this Agreement from the Corporation or a Divested Entity for any subsequent Transaction. This limitation shall not be construed to prevent Executive from receiving any payment from the Corporation or a Divested Entity under any separate agreement, contract or arrangement.

     C.   Overpayments and Underpayments.  All determinations required to be
          ------------------------------
made under Paragraph 3.A shall be made by the Corporation, which shall provide detailed supporting calculations to the Executive no later than the date on which such payment is due. As a result of uncertainty in the application of
Section 280G of the Code at the time of the initial determination hereunder, it is possible that payments will have been made by the Corporation which should not have been made ("Overpayment") or that additional payments, which will not have been made by the Corporation could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive

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shall repay to the Corporation together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Corporation (or if paid by the Executive to the Corporation shall be returned to the Executive) if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

     4.   General.
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     A.   Indemnification.  If litigation shall be brought to enforce or
          ---------------
interpret any provision contained herein, the Corporation, to the fullest extent permitted by applicable law, hereby agrees to indemnify Executive for reasonable attorneys' fees and disbursements incurred by Executive in such litigation (including any appellate proceedings, and regardless of whether or not such litigation is ultimately resolved in favor of Executive), and hereby agrees to pay pre-judgement interest on any money judgement obtained by Executive, calculated at the "prime rate" of interest announced by Morgan Guaranty Trust Company of New York, New York as being in effect from time to time, from the date that payment(s) to Executive should have been made in accordance with the provisions of this Agreement.

     B.   Payment Obligations Absolute.  The Corporation's obligation to pay
          ----------------------------
Executive the compensation and other amounts specified herein and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against Executive or anyone else. All amounts payable by the Corporation

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hereunder shall be paid without notice or demand.  Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from Executive or from whoever may be entitled thereto, for any reason whatsoever, excluding manifest error.
Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owing by Executive to the Corporation, or otherwise.

     C.   Successors.  This Agreement shall be binding upon and inure to the
          ----------
benefit of Executive and Executive's estate, and the Corporation and any successor of the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by Executive. In the event of a Divestiture, the Corporation shall cause each Divested Entity to execute and deliver to Executive a written instrument, in form reasonably satisfactory to Executive, whereby such Divested Entity shall assume, jointly and severally with the Corporation, the obligations of the Corporation hereunder, provided that no such assumption shall operate to release the Corporation from any liability hereunder.

     D.   Severability.  Any provision in this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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     E.   Controlling Law and Interpretation.  This Agreement shall in all
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respects be governed by, and construed in accordance with, the laws of the State of Texas. In the event that the interpretation or application of any provision of this Agreement is determined in any proceeding to be ambiguous or uncertain, the parties expressly intend and agree that such ambiguity or uncertainty shall be resolved in favor of Executive.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.



                              --------------------------------
                              Gregory C. King


                              VALERO REFINING AND MARKETING COMPANY

                              By:
                              --------------------------------

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